UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2020 (December 8, 2020)

ATOSSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street

Seattle, Washington 98104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.18	ATOS	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2020, Atossa Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group, LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a registered public offering of the Company (the “Offering”) units (the “Units”) consisting of an aggregate of: (i) 14,575,000 shares of the Company’s common stock, par value $0.18 per share (the “Common Stock”); (ii) 5,425 Shares of Series C convertible preferred stock, par value $0.001 per share (the “Preferred Stock”) and (iii) warrants convertible into up to 15,000,000 shares of Common Stock (the “Warrants”).

Pursuant to the Company’s certificate of designations establishing the terms of the Preferred Stock (the “Certificate of Designations”), each whole share of Preferred Stock is convertible into 1,000 shares of common stock at any time so long as the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, does not own excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. The Warrants included in the Units are immediately exercisable at a price of $1.00 per share of Common Stock, subject to adjustment in certain circumstances, and expire four years from the date of issuance.

Pursuant to the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 3,000,000 shares of common stock and warrants to purchase up to an aggregate of 2,250,000 shares of common stock for 45 days after the date of this prospectus (the “Overallotment Option”). The Underwriting Agreement also contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The net proceeds to the Company from the Offering is approximately $18,179,500 (or $20,939,500 if the underwriters fully exercise their Overallotment Option) after deducting underwriting discounts and commissions and payment of other estimated expenses associated with the Offering that are payable by the Company. The Company intends to use the net proceeds of the Offering primarily for general corporate purposes, including clinical studies of our products under development.

A registration statement on Form S-1 relating to the Offering (File No. 333-250820) was declared effective by the Securities and Exchange Commission on December 8, 2020. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The foregoing descriptions of the Underwriting Agreement, the Certificate of Designations and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Certificate of Designations and the Form of Common Stock Purchase Warrant, copies of which are filed as Exhibit 1.1, Exhibit 3.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 8, 2020, between Atossa Therapeutics, Inc. and Maxim Group LLC

3.1	Certificate of Designations of Series C Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date: December 14, 2020	By:	/s/ Kyle Guse
Kyle Guse Chief Financial Officer